                                                                    EXHIBIT 10.5

                              BST ACQUISITION LTD.

                            FORM OF PROMISSORY NOTE

Date: May 14, 2004                                                CDN$800,000.00

      FOR VALUE RECEIVED, BST Acquisition Ltd. ("BST"), incorporated under the laws of the Province of New Brunswick with its principal office and place of business at 44 Chipman Hill, Suite 1000, P.O. Box 7289, Station "A", Saint John, New Brunswick, E2L 2A9, PROMISES TO PAY to or to the order of Barry Seigel, Jeffrey Greenberg and Mark Madigan (collectively, the "Vendors"), at the City of Toronto or at such other place or places (and, if requested by the Vendors, in such respective portions as among the Vendors) as the Vendors may designate in writing from time to time, the principal amount of EIGHT HUNDRED THOUSAND DOLLARS (Cdn. $800,000.00) in lawful money of Canada in instalments, as set forth below, with interest on such amount at the rate, calculated in the manner and payable at the times specified in this Note.

      This Note is being delivered by BST to the Vendors as evidence of BST's obligation to pay the portion of the share purchase price payable to the Vendors as set out in Section 2.3(b) of a share purchase agreement dated April 2, 2004 among the Vendors, Tarpon Industries, Inc. (the "Principal") and BST, as amended by amending agreement dated May 5, 2004 (the "Share Purchase Agreement").

      The amounts remaining from time to time unpaid and outstanding under this Note shall bear interest, both before and after the occurrence of an Event of Default (as hereinafter defined) and before and after judgment to the date of the payment in full of all such amounts, at the rate of 8% per annum. Interest at such rate shall accrue annually and be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Overdue interest shall bear interest at the same rate, calculated as aforesaid.

      BST covenants to make blended payments of principal and interest to the Vendors in equal instalments, each in the amount of $15,000.00 (each such payment to be applied first against accrued interest then outstanding with the balance, if any, to be applied in reduction of principal then outstanding) on the first day of each month or, if such day is not a Business Day (as defined in the Share Purchase Agreement), then on the first Business Day immediately thereafter, beginning July 1, 2004 until the earlier of (i) December 10, 2004, and (ii) the date of the first sale pursuant to the initial public offering of the shares in the capital of the Principal (the earlier of such dates being referred to as the "Maturity Date"). On the Maturity Date, the remaining unpaid principal amount under this Note, and all accrued and unpaid interest thereon, shall be immediately due and payable.

      The Payee's realization rights under this Note shall be subject to (i) the provisions with respect to subordination and ranking set forth in Section 2.3
(e) of the Share Purchase Agreement, and (ii) BST's right of set-off as contained in Section 2.4 of the Share Purchase Agreement. In addition, BST shall have the right (but without duplication) to set-off amounts owing to the Vendors under this Note against any amounts owing by the Vendors to BST pursuant to the Share Purchase Agreement.

      BST covenants and agrees that all amounts due and payable hereunder shall be paid as and when due, in full, without any deduction, abatement or set-off whatsoever, save and except to the extent otherwise specifically set out herein, provided that BST shall have the right and privilege of prepaying the whole or any portion of the amounts under this Note from time to time remaining unpaid and outstanding at any time or times without notice, bonus or penalty.

      If an Event of Default (as hereinafter defined) occurs, then the whole of the principal amount of this Note remaining unpaid, and all accrued and unpaid interest thereon, shall be immediately due and payable upon demand.

      In this Note:

      "GSA" means the general security agreement dated the date hereof by Steelbank Inc. (the "Corporation") in favour of the Vendors, delivered pursuant to Section 2.3(b) of the Share Purchase Agreement.

      "Share Pledge Agreement" means the securities pledge agreement dated the date hereof by the Corporation and BST in favour of the Vendors, delivered pursuant to Section 2.3(b) of the Share Purchase Agreement.

      The occurrence of any of the following events shall constitute an "Event of Default" for purposes of this Note:

1. BST fails to pay any amount due to the Vendors under this Note when such amount becomes due and payable and such failure to pay such amount remains unremedied for two (2) calendar days;

2.    a default occurs under the Share Pledge Agreement;

3.    the Corporation defaults under the GSA;

4. a judgment or execution order for the payment of money in excess of Fifty Thousand Dollars (Cdn. $50,000.00) is issued or rendered as against BST or the Principal, as the case may be, and either (i) enforcement proceedings have been commenced pursuant to such judgment or execution order, or (ii) there is a period of at least fifteen (15) consecutive days during which a stay of enforcement of the judgment or execution order (by reason of a pending appeal or otherwise) is not in effect; or

5. BST or the Principal (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (a) to adjudicate it a bankrupt or insolvent, (b) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including, but not limited to, any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (c) the entry of an order for relief or the appointment of a receiver, receiver-manager, custodian, trustee or other similar official for it or for any substantial part of its properties and/or assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 calendar days or more, or any of the actions sought in such proceeding (including, but not limited to, the entry of an order for relief against it or the appointment of a receiver, receiver-manager, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions.

      BST hereby waives presentment for payment, notice of non-payment, protest and notice of protest and agrees and consents to all extensions or renewals of this Note without notice.

      This Note is not negotiable or otherwise transferable by the Vendors without the prior written consent of BST.

      BST acknowledges and agrees that mention in this Note of any particular right or remedy available to the Vendors in regards to any default by BST or any Event of Default shall not preclude the Vendors from exercising, or limit the extent of, any other remedy in respect thereof, whether at law or in equity, or any other provision of this Note. No remedy available hereunder to the Vendors shall be interpreted as being exclusive or dependent upon any other remedy, and the Vendors may from time to time exercise, at their option, any one or more remedies independently or in combination.

      No condoning, excusing or overlooking by the Vendors of any default by BST under this Note shall operate as a waiver of any of the Vendors' rights or any of BST's obligations hereunder and no waiver shall be inferred from or implied by anything done, delayed or omitted to be done by the Vendors, save and except only an express waiver in writing given by the Vendors to BST.

      This Note shall be construed, governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. BST irrevocably submits and agrees to attorn to the Courts of the Province of Ontario in the event of any suit, action or other legal proceeding in regards to this Note or any matter arising therefrom.

      In the event that any portion of this Note shall be declared by a Court of competent jurisdiction to be invalid, illegal or unenforceable at law, then such portion shall be deemed severed from this Note, and the remaining portions shall remain in full force and effect and binding upon BST.

      This Note shall be binding upon BST and its successors (induding;but not limited to successors by amalgamation) and permitted assigns. This Note shall enure to the benefit of the Vendors and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns.

      IN WITNESS WHEREOF BST has executed this Note.

                                                BST ACOUISITION LTD.

                                                BY
                                                    ---------------------------
                                                    Name :
                                                    Title :

                                                I have the authority to bind BST